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                                                                    EXHIBIT 10.6

                                DEED OF HYPOTHEC


[Seal]


ON THE THIRTIETH DAY OF OCTOBER, TWO THOUSAND AND ONE.


BEFORE Me Kevin Leonard, the undersigned Notary for the Province of Quebec, practising in the City of Montreal,


APPEARED: LILT CANADA INC., a corporation constituted under the laws of Canada, having its principal place of business at 8851 Trans-Canada Highway, in the City of St-Laurent, in the Province of Quebec, herein acting and represented by Gary Moskovitz, its President, hereunto duly authorized in virtue of resolutions of the board of directors of the said corporation duly adopted, certified copies or duplicates of which remain hereto annexed after having been signed for identification by the said representative in the presence of the undersigned Notary (hereinafter referred to as the "GRANTOR");

                                                         PARTY OF THE FIRST PART


AND:      CIBC MELLON TRUST COMPANY, a trust company duly constituted under the
Trust Companies Act (R.S.C., 1985, c.T-20), which act has been repealed and replaced by the Trust and Loan Companies Act (S.C., 1991, c.45), having its principal place of business at 320 Bay Street, P.O. Box 1, Toronto, Ontario, M5H 4A6, and a place of business at 2001 University Street, Suite 1600, Montreal, Quebec, H3A 2A6, herein acting and represented by Pierre Tremblay, Senior Administrator, Fiduciary Services, and Ernestine Reinhold, Manager, Fiduciary Services, and duly authorized under the terms of Article 2, Section 2,.02 of its by-laws and an instrument in writing signed by the President and the Secretary on October 5, 2001, a certified copy of which remains hereto annexed after having been signed for identification by the said representatives in the presence of the undersigned Notary (hereinafter referred to as the "SECURITY AGENT");

                                                        PARTY OF THE SECOND PART



WHICH PARTIES HAVE DECLARED AND AGREED, IN THE PRESENCE OF THE UNDERSIGNED NOTARY, AS FOLLOWS:

         WHEREAS the Borrower, as hereinafter defined, has executed the Convertible Notes as hereinafter defined;

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         WHEREAS the Grantor is a wholly-owned subsidiary of the Borrower;

         WHEREAS pursuant to the Civil Code of Quebec (the "C.C.Q."), the Grantor wishes to grant hypothecs on the universality of all of its movable property, rights and assets, present and future, corporeal and incorporeal in favour of the Security Agent for the benefit of the Lenders as continuing and collateral security for the fulfilment by the Borrower of all its obligations under the Convertible Notes, the whole as more fully set forth hereinbelow; and

         WHEREAS the Lenders have appointed the Security Agent to act as agent and as fonde de pouvoir (holder of the power of attorney) of the Lenders and to hold the security hereunder in such capacities on their behalf pursuant to an act of appointment dated October 9, 2001.


NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1.       PREAMBLE AND DEFINITIONS

1.1      PREAMBLE

         The preamble shall form an integral part hereof as if herein recited at length.

1.2      DEFINITIONS

         In this Deed, the following terms shall have the following meanings:

         "ACCESSORIES":  shall have the meaning set forth in Section 3.1.

         "BORROWER": Lumenon Innovative Lightwave Technology, Inc., a company incorporated under the laws of Delaware.

         "COLLATERAL":  shall have the meaning set forth in Section 2.1.

         "CONVERTIBLE NOTES": the nine separate Amended and Restated Convertible Notes, each dated October 9, 2001 in the aggregate principal amount of U.S. Six Million Five Hundred Fifty Thousand Dollars (U.S. $6,550,000) in favour of Capital Ventures International and the seven separate Amended and Restated Convertible Notes each dated October 9, 2001 in the aggregate principal amount of U.S. Five Million Seven Hundred Thousand Dollars (U.S. $5,700,000) in favour of Castle Creek Technology Partners LLC, all executed by the Borrower, in each case as may be further modified, amended or restated from time to time.

         "GRANTOR": LILT Canada Inc., a corporation incorporated under the Canadian Business Corporations Act.

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         "LENDERS": Capital Ventures International, a Cayman Islands unlimited liability company and Castle Creek Technology Partners LLC, a limited liability company, and their respective successors and assigns.

         "MAJORITY LENDERS": shall have the meaning given to it in Section 5.6 hereof.

         "OBLIGATIONS": the payment, in lawful money of the United States, of all principal of and interest (including interest on amounts in default) and premiums if any, from time to time due on the Convertible Notes, as well as the payment of all other sums, if any, from time to time due under this Deed.

         "SECURITY AGENT": CIBC Mellon Trust Company and its successors and assigns.

2.       HYPOTHEC

2.1 As security for the performance of the Obligations and of the fees and expenses, if any, incurred by the Security Agent to secure performance of the Obligations or to preserve the Collateral the Grantor hereby grants to the Security Agent, for the benefit and as fonde de pouvoir of the Lenders, a hypothec in the amount of Cdn. Twenty-Four Million Five Hundred Thousand Dollars (Cdn. $24,500,000), with interest at the rate of twenty per cent (20%) per annum from the date hereof, on the universality of all of the Grantor's movable property, rights and assets, present and future, corporeal and incorporeal, of whatever nature and kind and wherever situate, whether now owned or hereafter acquired (the "COLLATERAL") including, without limitation, the movable property listed on Schedule A hereof and the following:

         2.1.1.   CLAIMS

                  All accounts receivable, book accounts, book debts, debts, claims, customer accounts, bank accounts, rentals, revenues, income, loans receivable, choses in action, judgments, contract rights, proceeds of sale, demands, indemnities payable under any contract of insurance (whether or not such insurance is on property forming part of the Collateral), rebates, refunds, amounts owing by or claimable from the Crown, state or government (or any departments, agents or agencies thereof) and any other moneys, amounts or demands of every nature and kind howsoever arising, whether or not secured, which are now or become hereafter due or owing to the Grantor as well as all security interests, hypothecs, assignments, guarantees, bills of exchange, notes, negotiable instruments, and judgments in respect of all of the foregoing and together with all contracts, agreements, invoices, records, books of account, disks, programs, letters of credit or guarantee and/or other documents, papers and materials in any way evidencing or relating to all or any of the foregoing, now or hereafter owned or acquired by or on behalf of the Grantor, and all right, title and interest in any of the foregoing which the Grantor now or at any time in the future has or may have (hereinafter collectively referred to as the "CLAIMS");

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                  A right or a claim shall not be excluded from the Collateral by reason of the fact that (i) the debtor thereof is domiciled outside the Province of Quebec or (ii) the debtor thereof is an affiliate (as such term is defined in the Canada Business Corporations Act) of the Grantor (regardless of the law of the jurisdiction of its incorporation) or (iii) such right or claim is not related to the operations of the Grantor or (iv) such right or claim is not related to the ordinary course of business of the Grantor;

         2.1.2.   INSURANCE POLICIES

                  All of the Grantor's present and future insurance policies maintained by the Grantor in respect of the Collateral and all insurance proceeds or indemnities in respect of the Collateral payable thereunder which are received by or on behalf of the Grantor;

         2.1.3.   SECURITIES

                  All of the Grantor's present and future shares in the capital stock of a legal person, all of the Grantor's present and future bonds, debentures, bills of exchange, promissory notes, negotiable instruments and other evidences of indebtedness, and all of the Grantor's present and future options, warrants, investment certificates, mutual fund units, all interests of the Grantor in any partnership, or any rights in respect to any of the foregoing, and any other instrument or title generally called or included as a security (hereinafter collectively referred to as "SECURITIES"), including, without limitation, all Securities issued or received in substitution, renewal, addition or replacement of Securities, or issued or received on the purchase, redemption, conversion, cancellation or other transformation of Securities or issued or received by way of dividend or otherwise to holders of Securities, and all present and future instruments, bills of lading, warehouse receipts, documents or other evidences of title of the Grantor;

         2.1.4.   EQUIPMENT

                  All of the Grantor's present and future machinery, equipment, implements, furniture, tools, rolling stock (including aircraft and road vehicles), spare parts and additions;

         2.1.5.   INTELLECTUAL PROPERTY RIGHTS

                  All of the Grantor's present and future rights in any trade mark, copyright, industrial design, patent, patent rights, goodwill, invention, trade secret, know-how, and in any other intellectual property right (registered or not) which are owned by the Grantor and including any improvements and modifications thereto as well as rights in any action pertaining to the protection, in Canada or abroad, of any such intellectual property rights;

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         2.1.6.   RECORDS

                  All of the Grantor's present and future books, accounts, disks, files, records, invoices, letters, papers, documents and other repositories of data recording in any form or medium, evidencing or relating to the Collateral;

         2.1.7.   OTHER PROPERTY

                  With respect to the Collateral, all present and future substitutions and replacements thereof, increases, additions and accessions thereto and thereon, and any interest of the Grantor therein;

         2.1.8.   PROCEEDS

                  All of the Grantor's identifiable or traceable movable property, corporeal or incorporeal, in any form derived or resulting, directly or indirectly, from any dealing with the Collateral, including all insurance proceeds or indemnities paid under insurance contracts covering all or any part of the Collateral that is received by or on behalf of the Grantor as indemnification or compensation for all or any part of the Collateral that are lost, destroyed or damaged, and all right, title and interest in any of the foregoing which the Grantor now or at any time in the future has or may have; and

         2.1.9.   FRUITS AND REVENUES

                  All of the Grantor's present and future fruits and revenues emanating from the above Collateral, including without limitation, the proceeds of any sale, assignment, lease or other disposition of any of the present and future property of the Grantor, any claim resulting from such a sale, assignment, lease or other disposition, as well as any property acquired in replacement thereof.

2.2      NO FLOATING HYPOTHEC

         The hypothec herein created in favour of the Security Agent shall not constitute nor be construed as a floating hypothec under the provisions of Article 2715 of the C.C.Q. and is created without delivery.

2.3      CONTINUING OBLIGATION

         The full amount of the hypothec herein created shall be and remain continuing collateral security in favour of the Security Agent, for the full repayment, fulfilment or performance of the Obligations and such hypothec shall be and remain in full force and effect until released by the Security Agent as provided in Section 16 hereof, notwithstanding the fact that all or any Obligations arise prior to, at the time of or subsequent to the execution hereof, the repayment or reduction or fulfilment at

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         any time and from time to time of the Obligations or any part thereof, or the fact that at any time and from time to time there may be no Obligations owing to the Security Agent by the Grantor.

2.4      NO REDUCTION, DISCHARGE OR NOVATION

         No payment made by the Grantor or by any person on its behalf to the Security Agent shall in any way operate as a reduction or discharge of the Obligations, save only as and when such payment is expressly applied by the Security Agent in reduction of the said Obligations.

2.5      PAST, PRESENT OR FUTURE ADVANCES

         The hypothec created hereunder shall be and have effect whether or not the moneys thereby secured shall be received before or after or at the same time as the execution of any of the Convertible Notes intended to be thereby secured or any part thereof, or before or after, or upon the date of the execution of this Deed. The extinction or reduction of the Obligations for any reason whatsoever shall not in any way extinguish or reduce the hypothec granted hereby and, unless expressly cancelled in whole or in part by the mutual consent of the parties, such hypothec, to the extent not so cancelled, shall subsist with respect to any Obligations thereafter incurred by the Grantor from time to time.

         The Grantor shall be deemed to obligate itself again as provided in
         Article 2797 of the C.C.Q. with respect to any future obligation hereby secured.

2.6      CONVERTIBLE NOTES TO RANK PARI PASSU

         The Convertible Notes shall be secured equally and rateably by the security created hereunder.

2.7      LOCATION OF COLLATERAL

         The Grantor represents and warrants that all the Collateral listed on Schedule A hereof is located at the premises of the Grantor at 8851 Trans-Canada Highway, St-Laurent, Quebec, with the exception of laboratory installations which are located at the Grantor's premises in Dorval, Quebec, and have a net book value of zero.

3.       ADDITIONAL HYPOTHEC

3.1 As additional security for the payment of the Obligations (including, without limitation, interest on interest, legal fees, costs of realization, expenses incurred by the Security Agent in connection with the preservation and maintenance of the hypothec hereby created and of the Collateral or otherwise in connection with the Obligations, and generally all the

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         accessories of the Obligations) (hereinafter collectively called the
         "ACCESSORIES"), the Grantor hereby further hypothecates the Collateral in favour of the Security Agent for the benefit and as fonde de pouvoir of the Lenders for an additional sum of Cdn. Four Million Nine Hundred Thousand Dollars (Cdn. $4,900,000); the hypothecs created in favour of the Security Agent pursuant to this Deed being for the aggregate sum of Cdn. Twenty Nine Million Four Hundred Thousand Dollars (Cdn. $29,400,000).

4.       COVENANTS OF DEBTOR

4.1 The Grantor hereby binds and obliges itself, until all of the Obligations and Accessories have been duly repaid, performed or satisfied in full and to the satisfaction of the Security Agent:

         4.1.1. to pay all fees and expenses (including the fees and expenses of the Security Agent), and costs of publication in respect of this Deed and in respect of all renewal titles, renewals of publication, notices of address and discharges in connection therewith;

         4.1.2. to truly and punctually pay or cause to be paid the principal, premium, if any, and interest to become due in respect to the Convertible Notes on the dates and at the place in the moneys, amounts and manner provided for with respect thereto herein or therein; and

         4.1.3. not to move outside the Province of Quebec any material portion of the corporeal assets included in the Collateral except:

                  (a)      with the prior written consent of the Lenders, or

                  (b) the sale of inventory in the ordinary course of business, or

                  (c) the movement of products and/or equipment (collectively, "EQUIPMENT") to a customer's premises for testing purposes, provided that the Grantor will use its best efforts to register a security interest over such Equipment in favour of the Security Agent, on behalf of the Lenders, in the jurisdiction of such customer's premises within 30 days of the delivery of such Equipment to such jurisdiction, or such shorter period as may be required under applicable law to maintain perfection of the security granted hereunder.

5.       CONCERNING THE SECURITY AGENT

5.1      FONDE DE POUVOIR

         To the full extent necessary or desirable, the Grantor and the Security Agent specifically acknowledge and agree that the Security Agent is executing and delivering this Deed, and

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         accepting the hypothecs, rights, remedies, powers and benefits conferred upon the Security Agent hereby, as the person holding the power of attorney ("fonde de pouvoir") of the Lenders.

5.2      SECURITY AGENT

         The Security Agent may (i) resign at any time by giving written notice to the Grantor and the Lenders, or (ii) be removed at any time, with or without cause, by the Lenders, such resignation or removal to be effective upon the appointment of a successor Security Agent. Upon notice of any resignation or removal, the Lenders have the right to appoint a successor Security Agent who (at any time that no Event of Default has occurred and is continuing) shall be acceptable to the Grantor, acting reasonably. If no successor Security Agent is appointed or has accepted the appointment within thirty (30) days after the retiring Security Agent's notice of resignation or removal, as the case may be, then the retiring Security Agent or the Majority Lenders may, on behalf of the Lenders, appoint a successor Security Agent. Upon the acceptance of any such appointment by a successor Security Agent, the successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Agent and the retiring Security Agent shall be discharged from its duties and obligations under this Deed.

5.3      UNFETTERED DISCRETION TO EXERCISE POWERS

         The Security Agent, except as otherwise provided in this Deed, shall, as regards all the powers, authorities and discretions vested in it, have absolute and unfettered discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof, and in the absence of fraud, it shall be in no way responsible for any loss, costs, damages or inconvenience that may result from the exercise or non-exercise thereof except if due to its wilful misconduct or gross negligence.

5.4      AGENT NOT BOUND TO GIVE NOTICE

         The Security Agent shall not be bound to give notice to any person of the execution of this Deed or of the hypothec created under this Deed unless and until it shall have been required to do so by the Lenders, either directly or through its authorized agent.

5.5      MAY VOTE IN BANKRUPTCY

         In the event of the Grantor making an authorized assignment or a custodian, trustee or liquidator in respect of the Grantor's properties being appointed under any bankruptcy, insolvency, liquidation or reorganization law of any jurisdiction, the Security Agent, acting on behalf of the Lenders, may file and prove a claim, value security and vote and act at all meetings of creditors and otherwise in such proceedings as directed.


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5.6      TO ACT ON INSTRUCTIONS OF MAJORITY LENDERS

         The Security Agent shall be obliged to act and shall act and be fully protected in acting upon the instructions or directions of the Lender or Lenders holding a majority of the then outstanding principal amount of the Convertible Notes, provided that, in order to ascertain whether the Lender or Lenders giving the instruction or direction to the Security Agent hold such majority of the then outstanding principal amount of the Convertible Notes, the Security Agent shall be entitled to rely, without any independent investigation or inquiry, on any certificate or written representation provided to it by the Lender or Lenders (the "MAJORITY LENDERS") giving such instruction or direction in connection with any proceeding, act, power, right, matter or thing relating to or conferred by right or to be done under this Deed, and provided further that the obligation of the Security Agent to commence or continue any act, action or proceeding under this Deed shall be conditional upon the Lenders furnishing, when required, sufficient funds to commence or continue such action or proceeding and an indemnity reasonably satisfactory to the Security Agent.

5.7      FREE ACCESS TO RECORDS

         If requested by the Lenders or the Majority Lenders, the Security Agent shall be obliged to give to the Lenders or to its officers or authorized agents, free access to and communication of the Security Agent's records relating to these presents and all matters connected therewith.

5.8      NO REPRESENTATION OR WARRANTY

         The Security Agent makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to the Lenders as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Deed or as to the creation, perfection, priority, or enforceability of any hypothecs granted hereunder or as to existence, ownership, quality, condition, value or sufficiency of any Collateral or as to any other matter whatsoever.

5.9      ACTS BINDING ON LENDERS

         Any modification, amendment, waiver, release, termination or discharge of any hypothecs, right, remedy, power or benefit conferred upon the Security Agent that is effectuated in a writing signed by the Security Agent shall be binding upon all of the Lenders.

6.       EVENTS OF DEFAULT

6.1 Each of the following shall constitute an event of default hereunder (herein individually referred to as an "EVENT OF DEFAULT"):

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         6.1.1.   the failure of the Borrower to pay any of the Obligations as and when due and payable; or

         6.1.2. if the Borrower or the Grantor shall become bankrupt or insolvent.

6.2      RECOURSES

         In case of the happening and during the continuance of an Event of Default and after the Security Agent has declared the Obligations to be due and payable pursuant to Section 6.3, the Security Agent may, and upon instructions from the Lenders or the Majority Lenders shall, then declare that the security hereby constituted has become enforceable, whereupon the security hereby constituted shall become enforceable and the Security Agent shall, in addition to any of its other rights, forthwith be entitled to enforce the security hereby constituted and in that respect, to exercise, for the benefit of the Lenders, any and all of the rights provided for in Chapter V of Title III of Book VI of the C.C.Q. and in the Code of Civil Procedure of Quebec. In exercising any of the rights and recourses available hereunder or at law, the Security Agent may, at its option, in respect of all or any part of the Collateral, exercise such rights and recourses as are available hereunder or at law, without prejudice to any other rights and recourses of such party available in respect of the Collateral or any part thereof. It is understood and agreed that to the extent permitted by law, the Security Agent may exercise any of its rights and recourses in respect of the Collateral or any part thereof simultaneously or successively and shall be entitled to acquire all or any part of the Collateral.

6.3      DECLARATION BY SECURITY AGENT

         Subject to the terms and conditions of the Convertible Notes, upon the occurrence and during the continuance of an Event of Default under this Deed, the Security Agent may, and upon instructions from the Lenders or the Majority Lenders shall, declare the whole or any part of the Obligations as being immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Grantor, anything in this Deed to the contrary notwithstanding whereupon such Obligations shall become immediately due and payable, the whole without in any way limiting or restricting any of the rights of the Lenders under the Convertible Notes.

6.4      WAIVER OF EVENT OF DEFAULT

         In the event that any of the security under this Deed becomes enforceable, the Lenders (either directly or through an authorized agent) or the Security Agent acting upon the instructions of the Lenders or the Majority Lenders, may waive any default under this Deed, unconditionally or upon such terms and conditions as such person shall prescribe and may direct the Security Agent to cancel any declaration made by it pursuant to the provisions of Section 6.3, provided always that no act or omission by the Lenders or the Security Agent with respect to any specific default and any security created under this


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         Deed shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

6.5      VOLUNTARY SURRENDER

         If the Security Agent gives the Grantor a prior notice of its intention to exercise a hypothecary right the Grantor shall, and shall cause any other person in possession of Collateral to, immediately voluntarily surrender same to the Security Agent.

6.6      LOCATION OF COLLATERAL

         The Grantor shall disclose to the Security Agent, upon written request of such party, the location or locations of the Collateral.

6.7      SECURITY AGENT NOT REQUIRED TO ACT

         Without limiting any provision of the Convertible Notes, the Security Agent shall have the right in its discretion to proceed, in the event that the security hereby constituted becomes enforceable, in its name as Security Agent under this Deed in the enforcement of the security created under this Deed and under any remedy provided by any applicable law, whether by legal proceedings or otherwise, but it shall not be bound to do or take any act or action in virtue of the powers conferred on it by this Deed unless and until it shall have been required so to do by the Lenders either directly or through its authorized agent, defining the action which it is required to take.

6.8      LIMITATION OF LIABILITY

         The Security Agent shall not be responsible or liable, otherwise than as a hypothecary creditor holding the power of attorney of the Lenders, for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period wherein the Security Agent shall take possession of the Collateral pursuant to the terms of any applicable law or this Deed, nor shall the Security Agent be liable to account except in respect of amounts actually received or be liable for any loss on realization or for any default or omission for which a hypothecary or secured creditor might be liable, and the Security Agent shall not be bound to do, observe or perform or to see to the observance or performance by the Grantor of any of the obligations or covenants imposed upon the Grantor under this Deed nor in any way to supervise or interfere with the conduct of the Grantor's business, unless and until the security created under this Deed has become enforceable and the Security Agent shall have become bound to enforce the same and shall have been kept supplied with moneys reasonably necessary to provide for the expense of the required action.

6.9      PERSONS DEALING WITH THE SECURITY AGENT

         No person dealing with the Security Agent or its agents shall be concerned to inquire whether the security created under this Deed has become enforceable, or whether the

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         powers which the Security Agent is purporting to exercise have become exercisable, or whether any money remains due upon the security of this Deed or the Convertible Notes, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or of any other dealing by the Security Agent with the Collateral pursuant to the terms of any applicable law or this Deed or to see to the application of any money paid to the Security Agent, and, in the absence of fraud on the part of such person, such dealing shall be deemed, so far as regards the safety and protection of such persons, to be within the powers conferred under this Deed and to be valid and effectual accordingly.

6.10     POSSESSION NOT REQUIRED

         All rights of action under this Deed may be enforced by the Security Agent without the possession of the Convertible Notes or the production thereof at the trial or in other proceedings relevant thereto.

7.       REMEDIES CUMULATIVE

7.1 No right conferred upon or reserved to the Security Agent hereby or in any other agreement between the Grantor and the Security Agent is intended to be exclusive of any other right but each such right shall be cumulative and shall be in addition to every other right hereunder and thereunder and to every other right which may now or hereafter exist by law or by statute or under any other security in respect of the Obligations which the Security Agent may have heretofore obtained or may hereafter obtain from the Grantor or from any other person.

8.       POWERS OF LENDERS

8.1 Either Lender may, directly or through an authorized agent, exercise any one or more of the following powers:

         8.1.1. Power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of such Lender and/or, subject to the Majority Lenders' consent, the Security Agent against the Grantor or against its undertaking, property and assets or any part thereof, whether such rights arise under this Deed or the relevant Convertible Note or otherwise, provided however that the Security Agent may decline to agree, in its discretion, to any modification, abrogation, alteration, compromise or arrangement which would adversely affect its rights;

         8.1.2. Power to waive and, subject to the Majority Lenders' consent, direct the Security Agent to waive any default on the part of the Grantor in complying with any provision of this Deed or the relevant Convertible Note either unconditionally or upon any conditions specified by such Lender, whether or not the security under this Deed shall have become enforceable by reason of such default.

8.2 The Majority Lenders, either directly or through an authorized agent, may exercise any one or more of the following powers:

         8.2.1. After the occurrence and during the continuance of an Event of Default, power to authorize the Grantor to sell or otherwise dispose of all or part of the Collateral and to instruct the Security Agent to release the same free from the hypothecs created under this Deed, all upon such terms and conditions as may be specified by the Majority Lenders; and

         8.2.2. Power to direct or authorize the Security Agent to exercise any power, right, remedy or authority given to it by this Deed in any manner specified by the Majority Lenders or to refrain from exercising any such power, right, remedy or authority.

9.       ADDITIONAL RIGHTS OF THE SECURITY AGENT

9.1      AGENT FOR GRANTOR

         The Grantor hereby irrevocably constitutes the Security Agent or any manager or other officer of the Security Agent, its agent, with full power of substitution, in order to perform any act and sign any document necessary or useful to the exercise of the rights conferred on the Security Agent pursuant to this Deed.

9.2      ACT IN STEAD

         After the occurrence and during the continuance of an Event of Default, the Security Agent may, without being bound to do so, fulfil any or all of the obligations of the Grantor hereunder should the Grantor fail to do so in accordance with the provisions hereof.

9.3      NO OBLIGATION TO MAINTAIN

         To the extent that the Grantor has surrendered or will surrender the Collateral or any part thereof to the Security Agent or its agent or if the Security Agent or its agent have possession of the Collateral or any part thereof, neither the Security Agent nor its agent shall have any obligation to continue the use, operation or exploitation of the Collateral or any part thereof or to continue the use for which it is ordinarily destined or to exercise the rights pertaining to the Collateral or any part thereof or to make them productive; and the Grantor agrees that the Security Agent or its agent may do such acts and things, or refrain from doing such acts and things, as the Security Agent or its agent, in its discretion, acting reasonably, deem appropriate for the exercise of the rights of the Security Agent and the realization and enforcement of its hypothec.

9.4      USE OF PREMISES

         In order to enforce and realize its hypothec herein created, the Security Agent may use, at the Grantor's expense, the premises where the Collateral are located.

9.5      SALE OF COLLATERAL

         The Grantor agrees that with respect to any sale by the Security Agent of any of the Collateral in the exercise of the rights of the Security Agent, it will be commercially reasonable to sell such Collateral:

         9.5.1.   together or separately;

         9.5.2.   by auction or by call for tenders;

         9.5.3. by sale by agreement with purchasers who may include persons related to or affiliated with the Lenders, the Security Agent or other debtors of the Lenders; and

         9.5.4.   by any combination of the foregoing,

         and any such sale may be on such terms as to credit or otherwise and as to upset price or reserve bid or price as the Security Agent, in its sole discretion but acting reasonably, may deem advantageous. The foregoing shall not preclude the Security Agent from agreeing to or making any sale in any other manner not prohibited by law nor shall it be interpreted to mean that only a sale made in conformity with the foregoing is commercially reasonable or that only the price received at a sale made in conformity with the foregoing shall constitute a commercially reasonable price.

9.6      SUMS RECEIVED BY SECURITY AGENT

         All sums received by the Security Agent in the exercise of its rights arising under or pursuant to this Deed or by law may be held by the Security Agent as Collateral and, after the security hereby constituted shall have become enforceable, shall be applied by the

         Security Agent, to the payment of the Obligations and/or Accessories, whether or not then exigible. The Security Agent shall impute and apply such sums towards payment of any part or parts of the Obligations and/or Accessories as the Lenders in its sole discretion shall decide, and the Lenders may change any imputation or application as it sees fit. The surplus of such sums shall be paid to the Grantor or its assignees.

9.7      NO OBLIGATION TO SEEK OTHER REMEDY

         The Security Agent may exercise the rights arising from this Deed without having exercised its rights against any other person liable for the payment of the Obligations or any of them, and without having realized any other security securing the Obligations.

9.8      LIMITED LIABILITY OF SECURITY AGENT

         The Security Agent is only required to exercise reasonable prudence and diligence in the exercise of its rights or the fulfilment of its obligations under this Deed and, in any event, the Security Agent shall be responsible only for damages arising directly from its intentional or gross fault or gross negligence or wilful misconduct. The Grantor shall indemnify the Security Agent and its officers, directors and employees for any losses or reasonable expenses incurred by the Security Agent, or damages claimed against the Security Agent in the exercise of its rights or the fulfillment of its obligations under this Deed, for which the Security Agent is not so responsible. This indemnity shall survive the removal or resignation of the Security Agent under this Deed and the cancellation of this Deed.

9.9      DELEGATION

         The Security Agent may delegate to any other person, or be represented by any other person in, the exercise of its rights or the fulfilment of its obligations resulting from this Deed; the Security Agent may furnish to such person any information which it may have concerning the Grantor or the Collateral.

9.10 The Security Agent may, if acting in good faith, rely, as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, affidavits, opinions, reports, orders or other certificates furnished pursuant to any covenant, condition or other requirement of this Deed or required by the Security Agent to be furnished to it in the exercise of its rights and duties under this Deed where such statutory declaration, affidavit, opinion, report, order or other certificate complies with the requirements of this Deed.

9.11 The Security Agent may employ or retain and act on the advice of such counsel, accountants, appraisers or other experts or advisers or agents as it may reasonably require for the purpose of discharging its duties hereunder, provided that the Security Agent shall not be required to act on the advice of such experts or advisers and shall not be responsible for the misconduct of any of them. The reasonable remuneration, costs and expenses of any such counsel, accountants, appraisers or other experts or advisers or agents shall be paid by the Grantor.

9.12 None of the provisions of this Deed shall require the Security Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

10.      PROVISIONS APPLICABLE TO CLAIMS

10.1 If the Collateral includes Claims, whether present or future, then in addition to the other provisions of this Deed, the following provisions shall apply in respect of such Claims:

         10.1.1. The Security Agent hereby authorizes the Grantor to collect when due the capital falling due of, and any revenues of, any Claims until the security hereby constituted shall have become enforceable and the Security Agent shall have given the Grantor a notice withdrawing such authorization, whereupon the Security Agent shall immediately have the right to collect all such capital and revenues. This notice of withdrawal may be given at any time after the security hereby constituted shall have become enforceable, and may be given in respect of all or any part or parts of the Claims.

         10.1.2. Upon notice of withdrawal by the Security Agent to the Grantor, the Security Agent may require the Grantor to immediately remit to the Security Agent all or a specified part of capital and revenues of Claims received by the Grantor or to deposit the same in one or more designated bank accounts or otherwise to hold, deal with or deliver such capital and revenues, all on such terms and conditions as the Security Agent may specify in such notice.

         10.1.3. The Security Agent shall have no obligation to exercise any rights in respect of any Claims nor to enforce or to see to payments of the same, whether by legal action or otherwise. After the security hereby constituted shall have become enforceable, the Security Agent may give acquittances for any sums it collects and may, but shall not be obliged to, realize any of the Claims, grant extensions, grant releases, accept compositions, renounce and generally deal with the Claims, and any guarantees or security therefor, and take any action to preserve, protect or secure such Claims, at such times and in such manner as it deems advisable in its sole discretion, without notice to or the consent of the Grantor, and without incurring any liability therefor.

         10.1.4. Any amounts collected by the Grantor or by the Security Agent or deposited in a designated bank account in respect of the Claims shall form part of the Collateral and be subject to the hypothecs herein created. The Security Agent may, after notice of withdrawal by the Security Agent of the authorization given to the Grantor to collect the Claims as hereinabove provided, apply amounts received by it in respect of the Claims towards payment of all or part of the Obligations even if not yet exigible, including any reasonable fees, costs or other expenses incurred by the Security Agent and secured hereunder, and may impute and apply such amounts towards payment of any part or parts of the Obligations as the Security Agent in its sole discretion shall decide, and may change any imputation or application as it sees fit.

         10.1.5. The Grantor waives any obligation the Security Agent may have to inform the Grantor of any irregularity in the payment of any sums exigible on any claims or rights.

11.      OTHER SECURITY

11.1 It is expressly declared and agreed between the parties hereto that the security hereby granted is in addition to and over and above any and all other security now or hereafter held by the Security Agent or any of the Lenders for the Obligations and any part or parts thereof. Without in any way limiting the generality of the foregoing, the present security shall not be diminished or novated or otherwise affected by any other security or any promissory note or other evidence of indebtedness which the Security Agent may have heretofore obtained or may hereafter obtain from the Grantor or from any other person, or by any other agreement which the Grantor and the Security Agent may have heretofore entered into or may hereafter enter into, nor shall any such security or note or evidence of indebtedness or agreement be diminished or novated or otherwise affected hereby.

12.      TIME OF THE ESSENCE

12.1 Is it understood and agreed by the Grantor and the Security Agent that in addition to any other circumstances where the Grantor is in default by operation of law, time is of the essence in this Deed and that the mere lapse of time shall have the effects contemplated by the present Deed, without the necessity of further notice or delay, in accordance with Article 1594 of the C.C.Q.

13.      SEVERABILITY

13.1 If any clause of the present Deed, or any part thereof, is null or otherwise unenforceable, without effect, or deemed unwritten, such clause shall be considered separate and severable from this Deed and the remaining provisions hereof shall continue in full force and effect.

14.      WAIVER

14.1 The Security Agent may, with the consent of the Majority Lenders, grant extensions of time and other indulgences and give up security, accept compositions, compromise, settle, grant releases and discharges and otherwise deal with the Grantor or debtors of the Grantor, sureties and others and with the Collateral and other security as the Security Agent may see fit without prejudice to the liability of the Grantor or the rights of the Security Agent to hold and realize the hypothecs created pursuant to the present Deed. Furthermore, the Security

         Agent may, after the security hereby constituted has become enforceable, demand, collect and sue on Collateral in either the Grantor's or the Security Agent's name, at the Majority Lenders' or the Security Agent's option, and may endorse the Grantor's name on any and all cheques, commercial paper and any other instruments pertaining to or constituting Collateral.

14.2 No act, delay or omission by the Security Agent in exercising any right or remedy hereunder or with respect to any Obligations or Accessories shall operate or be construed as a waiver thereof or of any other right or remedy and no waiver of any provision hereof shall be effective unless in writing.

15.      AMENDMENTS

15.1 No modification, variation or amendment of any provision of this Deed shall be made except by written agreement executed by the parties hereto.

16.      ACQUITTANCES

16.1     RELEASE

         Subject to and upon the Lenders confirming the repayment and fulfillment and performance in full of the Obligations, the Security Agent shall (within a reasonable time after it receives from the Grantor a written request for release of the Collateral) execute and deliver to the Grantor an instrument in form and substance satisfactory to the Security Agent releasing (without recourse, without warranty, and without any liability whatsoever) any and all hypothecs and other security the Security Agent may then hold in the Collateral and thereupon the Security Agent shall, at the Grantor's expense, execute and deliver to the Grantor such deeds and other documents as the Grantor may reasonably request to evidence such release and effect the cancellation of any publication hereof.

16.2 All acquittances and other deeds to which the Security Agent may become party shall be approved by the legal advisors of the Lenders, the whole at the Grantor's expense.

17.      NOTICES

17.1 All communications provided for or permitted hereunder shall be given and any demand to any of the Parties shall be delivered to the parties at the addresses set forth at the beginning of this Deed.

18.      GOVERNING LAW

18.1 The present Deed shall be governed by and construed in accordance with the laws of Quebec and the federal laws of Canada applicable therein.

19.      CONFLICTS

19.1 If any term, condition or provision of this Deed is inconsistent or in conflict with any term, condition or provision of any of the Convertible Notes, the relevant term, condition or provision of such Convertible Note shall govern and prevail and this Deed shall be deemed to be amended to the extent necessary to eliminate such conflict or inconsistency save and except in respect of the provisions of this Deed which relate to the creation and enforcement of the hypothecs hereby constituted, which provisions shall govern and prevail over the provisions of the Convertible Notes.

20.      SCHEDULES

20.1 A copy of Schedule A to this Deed is annexed hereto to form part hereof after having been acknowledged as true and signed for identification by the parties in front of the undersigned Notary.

21.      CHOICE OF LANGUAGE

21.1 The parties hereto declare that they require that this Deed and any related documents be drawn up and executed in English only; les parties soussignees declarent qu'elles exigent que cet acte et tous les documents s'y rattachant soient rediges en anglais seulement.


         WHEREOF ACTE, done and passed at the City of Montreal on the date aforesaid, and remains of record in the office of the undersigned Notary under his minute number FOUR THOUSAND FOUR HUNDRED AND SEVENTY-SEVEN (4477).

         The representatives of the parties declared to the Notary to have taken cognizance of the present deed and to have exempted him from reading same or having same read, following which the representatives of the parties signed in the presence of the Notary and as follows:


                         LILT CANADA INC.



                         Per: /s/ GARY MOSKOVITZ
                              ----------------------------------------------
                              GARY MOSKOVITZ


                         CIBC MELLON TRUST COMPANY



                         Per: /s/ Pierre Tremblay
                              ----------------------------------------------
                              PIERRE TREMBLAY

                         Per: /s/ Ernestine Reinhold
                              ----------------------------------------------
                              ERNESTINE REINHOLD




                         /s/ Kevin Leonard
                         ---------------------------------------------------
                         KEVIN LEONARD, NOTARY


                         A true copy of the original hereof remaining of record in my office.
                         /s/ Kevin Leonard